Exhibit 99.1

FSK Announces Earnings Release and Conference Call Schedule for Fourth Quarter and Full Year 2024

PHILADELPHIA AND NEW YORK – January 23, 2025 – FS KKR Capital Corp. (NYSE: FSK) announced today plans to release its fourth quarter and full year 2024 results after the close of trading on the New York Stock Exchange on Wednesday, February 26, 2025.

FSK will host its fourth quarter and full year 2024 results conference call via live webcast on Thursday, February 27, 2025 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events or through the following URL: https://edge.media-server.com/mmc/p/y6c8i927.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register.vevent.com/register/BI285768b6c23c42fbb6b961100d310f8e. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the Investor Relations section of FSK’s website, under Presentations after the market close on Wednesday, February 26, 2025.

A replay of the call will be available beginning shortly after the end of the call by visiting the Investor Relations section of FSK’s website, under Events.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $83 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Contact Information:

Investor Relations Contact
Anna Kleinhenn
anna.kleinhenn@fsinvestments.com

Media (FS Investments)
Melanie Hemmert
media@fsinvestments.com